                                    BYLAWS

                                      OF

                              JUST FOR FEET, INC.


                                   ARTICLE I

                                 STOCKHOLDERS
                                 ------------

     1.01  Place of Meetings.  Annual and special meetings of the stockholders
           -----------------
shall be held at such place, either within or without of the State of Delaware, as may be designated by the Board of Directors. In the absence of such designation, such meeting shall be held at the principal office of the Corporation located within the State of Alabama.

     1.02  Annual Meeting.  The annual meeting of the stockholders for the
           --------------
election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date as may be determined by resolution of the Board of Directors.

     1.03  Special Meeting.  Unless otherwise prescribed by statute, special
           ---------------
meetings of the stockholders, for any purpose or purposes, shall be called in accordance with the Certificate of Incorporation of the Corporation. No business other than that specified in the notice of special meeting shall be transacted at any such special meeting.

     1.04  Notice of Meetings.  Written or printed notice stating the place, day
           ------------------
and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the Board of Directors or officer calling the meeting, to each stockholder of record in the manner above provided. The notice of special meeting may be waived by submitting a signed waiver or by attendance at the meeting.

     1.05  Closing of Transfer Books and Fixing Record Date.  For the purposes
           ------------------------------------------------
of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed in any case sixty (60) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days, and in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken, and in no event may the record date precede the date upon which the Directors adopt a resolution fixing the record date. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, or a determination of stockholders for any other proper purpose, the date on which notice of the meeting is given (as defined in Article IX hereof) or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of the stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 1.05, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjournment.

     1.06  Voting List.  The officer or agent having charge of the stock
           -----------
transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

     1.07  Quorum.  A majority of the outstanding shares of the of the
           ------
Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at such meeting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number of shares on the matter being voted on is required by the Certificate of Incorporation of the Corporation, these Bylaws or applicable law. Directors shall be elected by a plurality of the shares represented at the meeting and entitled to vote in the election of Directors.

     1.08  Adjournment of Stockholder Meeting.  Any meeting of stockholders may
           ----------------------------------
be adjourned at any time, whether or not there is a quorum, by the chairman of such meeting or the vote of the majority of shares represented at such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     1.09  Proxies.  At all meetings of stockholders, a stockholder may vote by
           -------
proxy, executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy.

     1.10  Voting of Shares.  Each outstanding share shall be entitled to one
           ----------------
vote and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to vote at a meeting of stockholders.

     1.11  Voting by Voice, Hand or Ballot.  All voting at meetings of the
           -------------------------------
stockholders, including voting for the election of directors but excepting where otherwise required by law, shall be by a voice or hand vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his or her proxy, a vote by written ballot shall be taken. Every written ballot shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

     1.12  Voting of Shares by Certain Holders. The rights of persons in whose
           -----------------------------------
names shares stand on the stock records of the Corporation to vote is subject to the following provisions:

          (a) Neither treasury shares, nor shares of its own stock held by the Corporation in a fiduciary capacity, nor shares held by another Corporation if the majority of the shares entitled to vote for the election of directors of such other Corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

          (b) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such Corporation may determine.

          (c) Shares held by an administrator, executor, personal representative, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

          (d) Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

          (e) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

          (f) A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     1.13  Informal Action by Stockholders.  Any action required or permitted to
           -------------------------------
be taken by the stockholders must be affected at a duly called annual or special meeting of the stockholders of the Corporation. Stockholders may not take any action by written consent in lieu of a meeting of the stockholders.

     1.14  Conduct of Stockholder Meetings.  Meetings of the stockholders shall
           -------------------------------
be presided over by the Chairman of the Board or, in his absence, the President of the Corporation, or, if no such person is present, a person designated by the Chairman of the Board or, in his absence, the President of the Corporation. The Secretary of the Corporation or, in his absence, an Assistant Secretary, or, if no such person is present, a person designated by the chairman of the meeting, shall act as secretary of the meeting. The precedence of and procedure on motions and other procedural matters at a meeting shall be as determined by the chairman of such meeting, in his sole discretion, provided that such chairman acts in a manner which is not inconsistent with the Certificate of Incorporation of the Corporation, these Bylaws and applicable law.

     1.15  Notification of Stockholder Business.
           ------------------------------------

          (a) All business properly brought before an annual meeting of the stockholders shall be transacted at such meeting. Business shall be deemed properly brought before an annual meeting of stockholders only if it is (i) specified in the notice of meeting (or any supplement thereto) given by or at the request of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a stockholder of record entitled to vote at such meeting if written notice of such stockholder's intent to bring such business before such meeting is delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of such meeting is more than thirty
(30) days before or more than sixty (60) days after such anniversary date, written notice by the stockholder must be delivered not earlier than the close of business on the ninetieth (90th) day prior to such meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such meeting or the tenth (10th) day following issuance by the Corporation of a press release announcing the date of such meeting. In no event shall any press release announcing an adjournment of an annual meeting commence a new time period for the giving of written notice by a stockholder described above.

     (b) Each written notice by a stockholder described above shall set forth, at a minimum, the following: (i) as to the stockholder giving the notice and, if applicable, the beneficial owner or the person on whose behalf such proposal is being made (A) the name and address of such person as such information appears on the books of the Corporation, (B) the class and number of such shares of the Corporation which are owned beneficially and of record by such person; (ii) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (iii) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or in proxy at such meeting to propose such business; (iv) any material interest of the stockholder in such business.

     (c) The chairman of the meeting may refuse to transact any business at any meeting presented without compliance with the procedures set forth in this
Section 1.15.


                                  ARTICLE II

                              BOARD OF DIRECTORS
                              ------------------

     2.01  General Powers.  The business and affairs of the Corporation shall be
           --------------
managed by its Board of Directors, except as otherwise provided in the Certificate of Incorporation or by applicable law.

     2.02  Number; Qualifications.  The Corporation's Board of Directors shall
           ----------------------
consist of not less than three (3) and not more than fifteen (15) Directors, as such number may be designated from time to time by the Board of Directors. If such number is not so fixed, the Corporation shall have six (6) Directors. Directors need not be stockholders of the Corporation or residents of the State of Delaware or the State of Alabama.

     2.03  Election; Term of Office.  Directors shall be elected at each annual
           ------------------------
meeting of the stockholders. Directors shall be elected by plurality vote of the stockholders. Each Director shall hold office until the next annual meeting of the stockholders and thereafter until such time as his successor shall have been elected and qualified. No reduction in the number of Directors shall have the effect of removing any director before such Director's term of office shall expire.

     2.04  Removal of Directors.  Any Director may be removed only in the manner
           --------------------
provided in the Corporation's Certificate of Incorporation, as amended. If no such provision appears therein, any Director may be removed either with or without cause, at any time, by vote of the stockholders holding a majority of the shares then entitled to vote for the election of Directors, present at any special meeting called for that purpose. In case any vacancy so created shall not be filled by the stockholders at such meeting, such vacancy may be filled by the Board of Directors as provided in Section 2.06 hereof.

     2.05  Resignation.  Any Director may resign at any time by giving written
           -----------
notice to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation by the Corporation shall not be necessary to make it effective.

     2.06  Vacancies.  Any vacancy occurring in the Board of Directors, whether
           ---------
by resignation of a Director or an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director. A Director elected by the remaining Directors or the stockholders to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by the affirmative vote of a majority of the Directors then in office or by election at an annual meeting or a special meeting of stockholders called for that purpose, and a Director so chosen shall hold office for the term specified in Section
2.03 of this Article.

     2.07  Regular Meetings.  A regular meeting of the Board of Directors shall
           ----------------
be held without other notice than this Bylaw immediately after and at the same place as the annual meeting of the stockholders. The Board of Directors may provide by resolution the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

     2.08  Special Meetings.  Special meetings of the Board of Directors may be
           ----------------
called by or at the request of the President, the Chairman of the Board or a majority of the Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

     2.09  Telephonic Meetings.  Members of the Board of Directors or any
           -------------------
committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear one another at the same time. Such participation shall constitute presence in person at the meeting. All participants in any meeting of Directors, by virtue of their participation and without further action on their part, shall be deemed to have consented to the recording of such meeting by electronic device or otherwise, and to the making of a written transcript thereof, in order that minutes thereof shall be available for the Corporation's records.

     2.10  Notice.  Notice of any special meeting shall be given at least four
           ------
(4) days previous thereto by written notice mailed to each Director at his business address, or by notice given at least two (2) days prior to the meeting, in person or by any means specified in Section 9.01(b) or (c). Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     2.11  Quorum.  A majority of the number of Directors fixed in accordance
           ------
with these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     2.12  Compensation. The amount, if any, which each Director shall be
           ------------
entitled to receive as compensation for his services as a Director shall be fixed from time to time by resolution of the Board of Directors. If any director shall serve as a member of any committee of the Board of Directors or perform special services at the instance of the Board of Directors, such may be paid additional compensation as the Board of Directors may determine. Each Director shall be entitled to reimbursement for traveling expenses incurred by him in attending any meeting of the Board of Directors or of a committee. Such compensation shall be payable even though a meeting may be adjourned because of a lack of a quorum.

     2.13  Action by Directors Without Meeting.  Any action required to be taken
           -----------------------------------
at a meeting of the Directors of the Corporation or any action which may be taken at such a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. A consent shall be sufficient for this Section 2.13 if it is executed in counterparts, in which event all of such counterparts, when taken together, shall constitute one and the same consent.

     2.14  Designation of Committees.  The Board of Directors may by resolution
           -------------------------
or resolutions passed by a majority of the whole Board of Directors designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in the resolution or resolutions shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have any power or authority in reference to those matters prohibited by Section 141(c) of the Delaware General Corporation Law. Such committee or committees shall have such name or names as may be determined from time to time by resolution or resolutions adopted by the Board of Directors. If provisions be made for any such committee or committees, the members thereof shall be appointed by the Board of Directors and shall serve during the pleasure of the Board of Directors. A majority of the members of a committee shall constitute a quorum for the transaction of business. The Board of Directors may designate one or more directors of the Corporation as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee and who, in such event, shall be counted in determining the presence of a quorum. Vacancies in such committees shall be filled by the Board of Directors; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors may at its pleasure discontinue any such committee or committees.


                                  ARTICLE III

                                   OFFICERS
                                   --------

     3.01  Generally.  The Board of Directors at its first meeting and at each
           ---------
annual meeting thereafter shall elect, at a minimum, the following officers: a President, a Secretary and a Treasurer. The Board of Directors at any time and from time to time may elect or appoint such other officers as it shall deem necessary, including, but not limited to, a Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries, who shall hold their offices for such terms as shall be determined by the Board of Directors and shall exercise such powers and perform such duties as are specified by these Bylaws, or as shall be determined from time to time by the Board of Directors. Any person may hold two or more offices, except that no person may hold the office of President and Secretary. No officer need be a shareholder of the Corporation.

     3.02  Compensation.  The salaries of the officers of the corporation shall
           ------------
be fixed by the Board of Directors, except that the Board of Directors may delegate to any committee or officer or officers the power to fix the compensation of any other officer.

     3.03  Tenure.  Each officer of the corporation shall hold office for the
           ------
term for which he is elected or appointed, and until his successor has been duly elected or appointed and has qualified, or until his earlier resignation, removal from office or death. Any officer may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby.

     3.04  Vacancies.  A vacancy in any office, because of resignation, removal
           ---------
or death may be filled by the Board of Directors for the unexpired portion of the term.

     3.05  Chairman of the Board.   The Chairman of the Board shall preside at
           ---------------------
all meetings of stockholders and of the Board of Directors. He shall be the chief executive officer and the head of the corporation and, subject to the Board of Directors, shall have the general control and management of the business and affairs of the corporation. He shall vote any shares of stock or
other voting securities owned by the corporation.   He may sign, with the
Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, policies of insurance, contracts, investment certificates or other instruments which the Board of Directors has authorized to be executed.
In general, he shall perform all duties incident to the office of the Chairman of the Board and such other duties as may from time to time be assigned to him by the Board.

     3.06  President.   The President shall be the chief operating officer of
           ---------
the corporation and, subject to the control of the Board of Directors, shall in general manage, supervise and control the day to day business and affairs of the corporation. He shall, when present, preside at meetings of all of the stockholders in the absence of the Chairman of the Board or if no Chairman of the Board has been elected. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, policies of insurance, contracts, investment certificates, or other instruments which the Board of Directors has authorized to be executed, except in cases where signing the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

     3.07  Vice Presidents.  In the absence of the President or in the event of
           ---------------
his death or inability or refusal to act, the Vice President (or in the event there may be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in order of election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation and shall perform such other duties as shall from time to time be assigned to him by the President or by the Board of Directors. All Vice Presidents shall have such other duties as prescribed by the Board of Directors from time to time.

     3.08  Secretary.  The Secretary shall: (a) attend and keep the minutes of
           ---------
the stockholders' meetings and of the Board of Directors' meetings in one or more books provided by that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

     3.09  Treasurer.  The Treasurer, unless otherwise determined by the Board
           ---------
of Directors, shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; and (c) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors.

     3.10  Assistant Officers.  The Assistant Secretaries, when authorized by
           ------------------
the Board of Directors, may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Vice Presidents, Secretaries and Treasurers, in general, shall perform such duties as shall be assigned by the Vice President(s), Secretary or Treasurer, respectively, or by the President or by the Board of Directors.

                                  ARTICLE IV

                                INDEMNIFICATION
                                ---------------

     4.01  Right to Indemnification. Each person who was or is made a party or
           ------------------------
is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise tax or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 4.03 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     4.02  Right to Advancement of Expenses.  The right to indemnification
           --------------------------------
conferred in Section 4.01 of this Article IV shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter, an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal (hereinafter, a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this
Section 4.02 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Section 4.01 and 4.02 of this Article IV shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     4.03  Right of Indemnitee to Bring Suit.  If a claim under Section 4.01 or
           ---------------------------------
4.02 of this Article IV is not paid in full by the Corporation within sixty (60) days after a written claim therefor has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days) the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also to the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that and
(b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article IV or otherwise, shall be on the Corporation.

     4.04  Non-Exclusivity of Rights.  The right to indemnification and to the
           -------------------------
advancement of expenses conferred in this Article IV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation of the Corporation, these Bylaws, any agreement or vote of stockholder or disinterested directors or otherwise.

     4.05  Insurance. The Corporation may maintain insurance, at its expense, to
           ---------
protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     4.06  Indemnification of Employees and Agents.  The Corporation may, to the
           ---------------------------------------
extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IV with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.


                                   ARTICLE V

                 EXECUTION OF INSTRUMENTS AND DEPOSIT OF FUNDS
                 ---------------------------------------------

     5.01.  Contracts and Other Documents.  Contracts and other instruments or
            -----------------------------
documents may be signed in the name of the Corporation by the President or by any other officer authorized to sign such contract, instrument, or document by the Board of Directors, and such authority may be general or confined to specific instances.

     5.02.  Interested Directors; Quorum.  No contract or transaction between
            ----------------------------
the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one (1) or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     5.03  Dividends.  Subject to the laws of the State of Delaware, the Board
           ---------
of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in cash, property, or its own shares, except when the Corporation is insolvent or when the declaration or payment thereof would e contrary to any restrictions contained in the Certificate of Incorporation.

     5.04  Bank Accounts and Deposits.  All funds of the Corporation shall be
           --------------------------
deposited from time to time to the credit of the Corporation with such banks, bankers, trust companies or other depositories as the Board of Directors may select or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may be delegated from time to time by the Board of Directors.

     5.05.  Signing of Checks and Drafts.  Except as otherwise provided in these
            ----------------------------
Bylaws, all checks, drafts, or other order or payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

     5.06.  Loans.  No loans and no renewals of any loans shall be contracted on
            -----
behalf of the Corporation except as authorized by the Board of Directors. When authorized so to do by the Board of Directors, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do by the Board of Directors, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and, to that end, may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.


                                  ARTICLE VI

                        ISSUANCE AND TRANSFER OF SHARES
                        -------------------------------

     6.01.  Issuance of Certificates.  Each stockholder of the Corporation shall
            ------------------------
be entitled to a certificate or certificates, in such form as shall be approved by the Board of Directors and required by law, certifying the number of shares of the Corporation owned by such stockholder.

     6.02.  Signature on Stock Certificates.  The shares of the Corporation
            -------------------------------
shall be represented by certificates signed by the President or a Vice President and the Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. The signature of any of these officers upon a certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

     6.03.  Stock Transfer Books.  A record of all certificates for shares
            --------------------
issued by the Corporation shall be the Secretary or by any transfer agent or registrar appointed pursuant to Section 6.04 below at the principal office of the Corporation or at the office of such transfer agent or registrar. Such record shall show the name and address of the person, firm or corporation in which certificates for shares are registered, the number and classes of shares represented by each such certificate, the date of each such certificate, and in case of certificates which have been canceled, the dates of cancellation thereof.

     6.04  Transfer Agents and Registrars.  The Board of Directors may appoint
           ------------------------------
one (1) or more transfer agents, registrars of other agents for the purpose of registering transfer of shares of the Corporation, issuing new certificates of shares of the Corporation and canceling certificates surrendered to the Corporation. Such agents and registrars shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate. Any such transfer agent, registrar or other agent shall be under a duty to the Corporation to exercise good faith and due diligence in performing his functions. Such transfer agent, registrar or other agent shall have, with regard to the particular functions he performs, the same obligation to the holder or owner of shares of the Corporation and shall have the same rights and privileges as the Corporation has in regard to those functions. Notice to a transfer such agent, registrar or other such agent is notice to the Corporation with respect to the functions performed by the agent.

     6.05.  Replacement of Lost, Destroyed and Stolen Certificates.  Where a
            ------------------------------------------------------
certificate for shares of the Corporation has been lost, destroyed or stolen, the Corporation shall issue a new certificate in place of the original certificate if the owner (a) files with the Corporation a sufficient indemnity bond, and (b) satisfies any other reasonable requirements imposed by the Board of Directors of the Corporation.

     6.06.  Transfer of Shares.  Shares of the capital stock of the Corporation
            ------------------
shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares to be transferred, except as provided in the preceding section. Books for the transfer of shares of the capital stock shall be kept by the Corporation or by one or more transfer agents appointed by it.

     6.07.  Regulations.  The Board of Directors shall have power and authority
            -----------
to make such rules and regulations as-it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

                                  ARTICLE VII

                     CORPORATE RECORDS, REPORTS, AND SEAL
                     ------------------------------------

     7.01.  Minutes of Corporate Meetings.  The Corporation shall keep at its
            -----------------------------
principal place of business, or at such other place as may be directed by the Board of Directors, a book of minutes of all proceedings of its stockholders and Board of Directors, with the time and place of holding of all meetings, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors meetings, the number of shares or members present or represented at stockholders meetings, and the proceedings thereof.

     7.02.  Inspection of Records and Properties by Directors.  Every Director
            -------------------------------------------------
shall have the absolute right at any reasonable time to inspect all books, records, documents of every kind, and the physical properties of the Corporation, and also of its subsidiary corporations. Such inspection by a Director may be made in person or by agent or attorney, and the right of inspection includes the right to make extracts.

     7.03.  Fiscal Year.  The fiscal year of the Corporation shall begin on the
            ------------
first day of February, and terminate on the last day of January of each succeeding year; unless the Board of Directors shall adopt a different fiscal year.

     7.04.  Corporate Seal. The seal of the Corporation shall be circular in
            --------------
form and shall have engraved upon it the words, "Just For Feet, Inc." The seal shall be used by causing it to be affixed or impressed or a facsimile thereof may be reproduced or otherwise used in such manner as the Board of Directors shall determine.


                                 ARTICLE VIII

                  ADOPTION, AMENDMENT, AND REPEAL OF BY LAWS
                  ------------------------------------------

     8.01.  Power of Directors to Amend.  The Board of Directors shall have the
            ---------------------------
power to alter, amend or repeal the Bylaws of the Corporation or adopt new Bylaws for the Corporation; provided, however, that the Board of Directors may not alter, amend, or repeal any provision of the Bylaws which was adopted by the stockholders pursuant to the Certificate of Incorporation and specifically provides that it cannot be altered, amended or repealed by the Board of Directors.

     8.02.  Power of Stockholders to Amend. The stockholders shall have the
            ------------------------------
power to alter, amend or repeal the Bylaws of the Corporation or adopt new Bylaws of the Corporation only as provided in the Certificate of Incorporation of the Corporation.

                                  ARTICLE IX

                                    NOTICES
                                    -------

     9.01  Giving of Notice.  Except as otherwise provided by the General
           ----------------
Corporation Law of Delaware, these Bylaws, the Corporation's Certificate of Incorporation, or resolution of the Board of Directors, every meeting notice or other notice, demand, bill, statement or other communication (collectively, "Notice") to or from the Corporation from or to a Director, Officer or stockholder shall be duly given if it is written or printed and is (a) sent by first class mail or by overnight service of the U.S. Postal Service, postage prepaid, (b) sent by any established overnight air courier service, such as Federal Express, Emery, Airborne or UPS, (c) sent by telegraph, tested telex or other tested facsimile transmission, (d) delivered by any commercial messenger service which regularly retains its receipts, or (e) personally delivered, provided a receipt is obtained reflecting the date of delivery. Notice shall not be duly given unless all delivery or postage charges are pre-paid. Notice shall be given to an addressee's most recent address as it appears on the Corporation's records. A Notice shall be deemed "given" when dispatched for delivery, or if mailed, on the date postmarked. This Section shall not have the effect of shortening any notice period provided for in these Bylaws.

     9.02  Waiver of Notice.  Any Notice required by the General Corporation Law
           ----------------
of Delaware, the Certificate of Incorporation or these Bylaws may be waived in writing at any time by the person entitled to the Notice, and such waiver shall be equivalent to the giving of notice. Notice of any meeting shall be waived by attendance (if a stockholders' meeting, in person or by proxy) at the meeting.
A waiver of Notice of a special meeting of stockholders shall state the purpose for which the meeting was called or the business to be transacted thereat.



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